Veritone Reports Preliminary, Unaudited Q4 2025 Results and Announces Strategic Deal with Oracle

– Q4 preliminary Revenue in the range of $18.1 million - $30.0 million* -
– Q4 preliminary, unaudited GAAP net loss from continuing operations of $37.0 million - $25.1 million; Q4 preliminary, unaudited Non-GAAP Net Loss from continuing operations of $13.9 million-$2.0 million* –

– Announced Strategic Deal with Oracle to Accelerate the Global Deployment of Enterprise AI and Generative AI –

– Veritone Data Refinery exited fiscal year 2025 with a total new bookings during Q4 2025 and near-term pipeline as of December 31, 2025 of over $50.0 million, up over 25% from November 2025 estimates and up 250% from Q4 2024 –

–Ended Fiscal Year 2025 with $27.4 million cash and cash equivalents and $45.6 million of convertible debt, which reflects the Q4 pay down of 100% of its senior secured term loan and approximately 50% of its 1.75% convertible senior notes due 2026 –

–FY 2026 outlook of Revenue of $130 million - $145 million and Non-GAAP Net Loss of $22.5 million - $13.5 million –
IRVINE, Calif. -- March 26, 2026 -- Veritone, Inc. (NASDAQ: VERI) (“Veritone” or the “Company”), a leader in building enterprise AI and data solutions, today announced preliminary, unaudited financial results for the fourth quarter and fiscal year ended December 31, 2025*.

“We are entering a new phase for Veritone defined by execution, scale, and financial discipline,” said Ryan Steelberg, President and Chief Executive Officer of Veritone. “We believe that our improved balance sheet, expanding VDR pipeline, and continued momentum in the public sector positions us to capture significant opportunities across the AI and data economy. We also announced a strategic agreement with Oracle, which will strengthen Veritone’s leadership in managing unstructured data and complex, multi-model AI workflows while reinforcing our commitment to delivering robust, dynamic AI solutions. As we look ahead to 2026, our focus remains on growing our platform, deepening customer adoption, and delivering results through the scaled tokenization of unstructured data.”
About Our Total New Bookings and Sales Pipeline
Our total new bookings represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services). Our sales pipeline represents revenue we expect to receive based on the total fees payable during the full contract term for contracts that we believe have a high probability of closing in the next three to twelve months. We include in our sales pipeline fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term and we do not include any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services) and any fees payable after contract renewals or extensions that are at the discretion of our customer. Many of our contracts require us to provide services over more than one year and may include professional fees required to enable our technology in certain environments we do not host or have direct control over. In some cases, our customers may have the ability to terminate our agreements on short notice and our pipeline does not consider the potential impact of any early termination. No assurance can be given that we will ultimately realize our full sales pipeline.

* Preliminary, Unaudited Financial Results for Three and Twelve Months Ended December 31, 2025
The Company is providing the following preliminary, unaudited financial information for the three and twelve months ended December 31, 2025:

Unaudited	Three Months Ended				Year Ended
(in millions)	December 31, 2025			December 31, 2024	December 31, 2025			December 31, 2024
Revenue	$18.1	-	$30.0	$22.4	$93.7	-	$105.6	$92.6
Operating loss	(23.3)	-	(11.4)	(21.0)	(80.1)	-	(68.2)	(88.2)
Net loss from continuing operations	(37.0)	-	(25.1)	(24.3)	(110.5)	-	(98.6)	(96.3)
Net loss	(37.0)	-	(25.1)	31.8	(110.5)	-	(98.6)	(37.4)
Non-GAAP net loss from continuing operations	(13.9)	-	(2.0)	(9.7)	(39.5)	-	(27.6)	(40.8)
Non-GAAP net loss	(13.9)	-	(2.0)	(9.1)	(39.5)	-	(27.6)	(30.7)

The preliminary, unaudited financial information for the three and twelve months ended December 31, 2025 presented herein is based on management’s initial analysis of operations for the three and twelve months ended December 31, 2025, and is subject to further internal review and potential adjustments, The accompanying financial data is unaudited. Actual results for the three and twelve months ended December 31, 2025 may differ materially from the preliminary financial information presented herein.

The Company has provided a range of expected revenue for the three and twelve months ended December 31, 2025 because it is currently finalizing its accounting determination of certain revenue transactions under ASC 606. The revenue transactions under review are (1) a non-monetary transaction in which Veritone sold an on-premise software license in exchange for certain intangible rights with a negotiated price of $13.0 million in Q4 2025, which has an estimated value based upon the stand alone selling price of the software of between $0.4 million and $11.3 million and (2) the estimated fair value associated with an on-premise software sale in fiscal year 2025 of between $1.8 million to $2.8 million.
Recent Business Highlights
•Announced a multi-year strategic agreement with Oracle to accelerate the deployment of enterprise AI and generative AI, establishing Oracle Cloud Infrastructure (OCI) as a cornerstone of Veritone’s next generation of AI solutions for the Commercial, Public Sector, and Veritone Data Refinery (VDR) markets.
•VDR, a solution which helps enterprises transform unstructured data into AI-ready assets, has a total new bookings and a near-term pipeline over $50.0 million, up over 25% from November 2025 estimates and 250% from Q4 2024.
•Closed 257 enterprise software and licensing contracts. We are seeing a powerful combination of retention and expansion, including agreements with Google, Goldman Sachs, NBC Universal, ESPN, the NFL, Tom Brady’s Religion of Sports, Sony Pictures, SummitMedia, London Marathon and Augusta National Golf Club.
•Closed 60 contracts from new and existing customers across federal, state, and local agencies including 23 new customers, such as the La Habra Police Department, Los Angeles County Sheriff’s Department, University of Kentucky Police Department, Todd County Sheriff’s Office, US Department of Justice Criminal Division, US Department of Justice Federal Bureau of Prisons, underscoring the critical nature of our AI offerings in the Public Sector and the strength of our customer relationships.
•Secured major contract wins to deploy VDR product solution with additional leading hyperscalers.
•More than tripled the volume of data processed in the second half of 2025, compared to the first half of 2025, reaching the milestone of 22.2 trillion tokens, signaling both increasing hyperscaler demand for premium data and new revenue opportunities for data-rich organizations.

•Launched a strategic partnership with Armada to deliver mission-critical intelligence for public safety, uniting the power of edge-based compute and sensing with enterprise-grade artificial intelligence to transform how public-sector agencies and commercial content owners capture, analyze, and monetize their data.
•Deployed the aiWARE™ platform and applications, including its Intelligent Digital Evidence Management System (iDEMS), on self-hosted private AWS or Azure tenants, marking a milestone in Veritone’s commitment to empowering public safety agencies with AI capabilities, allowing them to operate within their own secure, flexible environments.
•Announced a partnership with Strategic Communications to integrate the iDEMS suite into the JPS TRUST (Justice & Public Safety Technology Resources for Unifying Strategies & Tactics) program solution set, a modernization program designed to unify public safety, justice, and emergency operations for agencies nationwide.
•Announced a strategic partnership with LeoSight to provide law enforcement agencies and public safety organizations with a next-generation, integrated product offering that is a cost-effective and open alternative to incumbent solutions, combining software and hardware capabilities for advanced real-time and post-event data analysis.
Corporate Highlights
•On November 13, 2025, we announced the closing of transactions to (i) repay in full all outstanding amounts due under our senior secured credit facility for an aggregate amount of $36.7 million in cash, reflecting the outstanding principal amount of $31.8 million, together with accrued and unpaid interest thereon of $0.5 million and a prepayment premium equal to 14% of such principal amount, and (ii) repurchase approximately 50%, or approximately $45.7 million aggregate principal amount, of our outstanding 1.75% convertible senior notes due 2026 (the “Convertible Notes”). The overall debt reduction from this transaction totaled approximately $77.5 million in aggregate principal amount, reduced our annualized debt carrying costs to save approximately $13.0 million per year, freed up approximately $15.0 million of previously restricted cash, and terminated senior secured debt covenants and released liens in full. In conjunction with the early retirement of our senior secured credit facility, we recognized a one-time cash expense of approximately $13.0 million in accelerated debt discount charges. As of December 31, 2025, approximately $45.6 million aggregate principal amount of the Convertible Notes remain outstanding, which will come due in November 2026.

Business Outlook
Full Year 2026
•Revenue is expected to be in the range of $130 million to $145 million.
•Non-GAAP net loss is expected to be in the range of $22.5 million to $13.5 million.
These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.
Conference Call
Veritone will hold a conference call to deliver management’s prepared remarks on March 26, 2026, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its fourth quarter and full year 2025 preliminary results and provide an update on the business. To participate, please join the conference call or live audio webcast links or use the following dial-in numbers and ask to be connected to the Veritone earnings conference call. To avoid any delays, please join at least fifteen minutes prior to the start of the call.
•Conference Call
•Live Audio Webcast
•Domestic Call Number: (844) 750-4897
•International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through April 2, 2026. The full webcast replay will be available through March 26, 2027. To access the earnings webcast replay please visit the Veritone Investor Relations website.
•Domestic Replay Number: (855) 669-9658
•International Replay Number: (412) 317-0088
•Replay Access Code: 3975539
About the Presentation of Non-GAAP Financial Information and Key Performance Indicators
In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Non-GAAP net income (loss), Non-GAAP net income (loss) from continuing operations, and Non-GAAP net income from discontinued operations. The Company also provides Total New Bookings, a key performance indicator (KPI).
Non-GAAP net income (loss) is the Company’s net income (loss), adjusted to exclude net income from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, (gain) loss on asset disposition, variable consultant performance bonus expense, severance and executive transition costs, loss on debt extinguishment, lender consent fees, and non-GAAP net income from discontinued operations. Non-GAAP net income (loss) from continuing operations is net loss from continuing operations adjusted to exclude net income from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, (gain) loss on asset disposition, variable consultant performance bonus expense, severance and executive transition costs, loss on debt extinguishment and lender consent fees. Non-GAAP net income from discontinued operations is net income from discontinued operations adjusted to exclude interest expense, net, income taxes, depreciation and amortization, stock-based compensation, gain on sale, and severance and executive transition costs.
Reconciliations of each of these non-GAAP financial measures to the most closely comparable GAAP financial measure, including a breakdown of the excluded items noted above are included following the financial statements attached to this news release. These non-GAAP financial measures are not calculated and presented in accordance with GAAP and should not be considered as an alternative to net income (loss), operating income (loss), net income (loss) from continuing operations, net income (loss) from discontinued operations, or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.
The Company has provided these non-GAAP financial measures and KPI because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting, budgeting and measuring annual bonus compensation targets for executive personnel, including the Company’s named executive officers. Non-GAAP net income (loss) provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of items that are often unrelated to overall operating performance. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

About Veritone
Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions that transform unstructured data into actionable intelligence and dynamic workflows. By empowering organizations in both the commercial and public sectors, Veritone enables users to increase operational efficiency, accelerate decision-making, and drive profitability. The company’s proprietary AI operating system, aiWARE™, orchestrates a diverse ecosystem of machine learning models and intelligent applications to process and tokenize data—including video, audio, and images—powering sophisticated automation and measurable business outcomes. Committed to the development of ethical AI, Veritone blends human expertise with cutting-edge technology to help customers navigate a complex digital landscape while helping to protect intellectual property and enabling sustainable business growth. For more information, visit Veritone.com.
Safe Harbor Statement
This news release contains forward-looking statements, including without limitation, statements regarding our preliminary, unaudited financial results for the three and twelve months ended December 31, 2025, expected total revenue and non-GAAP net loss for full year 2026, the performance and function of Veritone Data Refinery, momentum in the public sector, demand for our AiWARE platform and Veritone Data Refinery solutions, customer acquisition and expected trends in customer demand, customer transaction pipelines and the estimated values thereof, the expected benefits of strategic partnerships. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things: our ability to continue as a going concern, including our ability to repay our Convertible Notes prior to their scheduled maturity; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital and liquidity to support our operations, our business growth, and repay or refinance our Convertible Notes prior to their scheduled maturity and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue, and the corresponding risk of declines in key customers’ usage of our products and other offerings; our identification of existing material weaknesses in our internal control over financial reporting and plans for remediation; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; our expectations with respect to the future performance of our products, such as the Intelligent Digital Evidence Management System and Veritone Data Refinery, including as drivers of future growth; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions or performance problems with our technology and infrastructure, or that of third parties with whom we work; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including lingering economic disruption caused by international conflicts, financial instability, inflation and the responses by central banking authorities to control inflation, monetary supply shifts, high interest rates, the imposition of tariffs, trade tensions, and global trade disputes, and the threat of recession in the United States and around the world on our business and our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company:
Mike Zemetra
Chief Financial Officer
Veritone, Inc.
investors@veritone.com
Investor Relations:
Cate Goldsmith
Prosek Partners
914-815-7678
cgoldsmith@prosek.com
Source: Veritone, Inc.

Veritone, Inc.
Preliminary Unaudited Consolidated Statements of Operations
(in millions, except for shares and earnings per share)

	Three Months Ended				Year Ended
(unaudited)	December 31, 2025			December 31, 2024	December 31, 2025			December 31, 2024
Revenue	$18.1	-	$30.0	$22.4	$93.7	-	$105.6	$92.6
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	5.8			7.6	29.7	-	29.7	27.3
Sales and marketing	11.0			8.4	42.7			39.8
Research and development	5.1			5.5	20.8			26.8
General and administrative	13.8			14.8	53.5			58.4
Depreciation and amortization	5.7			7.1	27.2			28.5
Total operating expenses	41.9			43.5	173.8			180.8
Operating loss	(23.3)	-	(11.4)	(21.0)	(80.1)	-	(68.2)	(88.2)
Interest expense, net	1.3			3.6	10.2			12.1
Loss on debt extinguishment	13.0			—	13.0			—
Other expense (income), net	(0.1)			(0.2)	7.5			(0.1)
Loss from continuing operations before income taxes	(37.5)	-	(25.6)	(24.4)	(110.8)	-	(98.9)	(100.2)
Benefit from income taxes	(0.5)			(0.1)	(0.2)			(3.9)
Net loss from continuing operations	(37.0)	-	(25.1)	(24.3)	(110.5)	-	(98.6)	(96.3)
Net income from discontinued operations, net of income taxes (inclusive of gain on sale of $66,553 for the year ended December 31, 2024)	—			56.1	—			58.9
Net loss	$(37.0)	-	$(25.1)	$31.8	$(110.5)	-	$(98.6)	$(37.4)
Loss per share:
Loss per share from continuing operations, basic and diluted	$(0.41)	-	$(0.28)	$(0.64)	$(1.75)	-	$(1.56)	$(2.53)
Earnings per share from discontinued operations, basic and diluted	$—			$1.47	$—			$1.55
Loss per share, basic and diluted	$(0.41)	-	$(0.28)	$0.83	$(1.75)	-	$(1.56)	$(0.98)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	89,871,000			38,087,000	63,316,000			38,035,000
* Financial information for the three and twelve months ended December 31, 2025 is preliminary and is unaudited.

Veritone, Inc.
Reconciliation of Preliminary GAAP Net Loss to Preliminary Non-GAAP Net Loss (unaudited)
(in millions, except for shares and earnings per share)

Three Months Ended
December 31, 2025	December 31, 2024
Net income (loss)	$(37.0)	-	$(25.1)	$31.8
Net income (loss) from discontinued operations, net of income taxes	—	(56.1)
Interest expense, net	1.3	3.6
Income taxes	(0.5)	(0.1)
Depreciation and amortization	5.7	7.1
Stock-based compensation expense	1.6	2.0
Change in fair value of earnout receivable	0.5	(1.4)
Contingent purchase compensation expense	0.2	0.4
Foreign currency impact and other	(0.4)	1.1
Acquisition and due diligence costs	1.6	0.8
(Gain) Loss on asset disposition	—	—
Variable consultant performance bonus expense (1)	—	0.1
Severance and executive transition costs	0.4	1.0
Loss on debt extinguishment	13.0	—
Lender consent fees	—	—
Non-GAAP net loss from continuing operations	(13.9)	-	(2.0)	(9.7)
Non-GAAP net income from discontinued operations (2)	—	0.6
Non-GAAP net loss	$(13.9)	-	$(2.0)	$(9.1)
Weighted-average common shares outstanding used in computing adjusted earnings (loss) per share, basic and diluted	89,871,000	38,087,000

* Financial information for the three and twelve months ended December 31, 2025 is preliminary and is unaudited.
(1)Variable consultant performance bonus expense represents the bonus payments paid to Mr. Chad Steelberg as a result of his achievement of the performance goals pursuant to his consulting agreement with us.
(2)A reconciliation of non-GAAP net income from discontinued operations to GAAP net income from discontinued operations for the three months and year ended December 31, 2024 is set forth in the table below.

Veritone, Inc.
Reconciliation of Preliminary GAAP Net Loss to Preliminary Non-GAAP Net Loss (unaudited)
(in millions, except for shares and earnings per share)

Year Ended
December 31, 2025	December 31, 2024
Net income (loss)	$(110.5)	-	$(98.6)	$(37.4)
Net income (loss) from discontinued operations, net of income taxes	—	(58.9)
Interest expense, net	10.2	12.1
Income taxes	(0.2)	(3.9)
Depreciation and amortization	27.2	28.5
Stock-based compensation expense	6.7	7.7
Change in fair value of earnout receivable	7.7	(1.4)
Contingent purchase compensation expense	0.5	1.6
Foreign currency impact and other	(0.1)	1.1
Acquisition and due diligence costs	3.1	4.1
(Gain) Loss on asset disposition	—	0.2
Variable consultant performance bonus expense (1)	—	0.1
Severance and executive transition costs	2.0	5.4
Loss on debt extinguishment	13.0	—
Lender consent fees	1.0	—
Non-GAAP net loss from continuing operations	(39.5)	-	(27.6)	(40.8)
Non-GAAP net income from discontinued operations (2)	—	10.2
Non-GAAP net loss	$(39.5)	-	$(27.6)	$(30.7)
Weighted-average common shares outstanding used in computing adjusted earnings (loss) per share, basic and diluted	63,316,000	38,035,000

* Financial information for the three and twelve months ended December 31, 2025 is preliminary and is unaudited.
(1)Variable consultant performance bonus expense represents the bonus payments paid to Mr. Chad Steelberg as a result of his achievement of the performance goals pursuant to his consulting agreement with us.
(2)A reconciliation of non-GAAP net income from discontinued operations to GAAP net income from discontinued operations for the three months and year ended December 31, 2024 is set forth in the table below.

Veritone, Inc.
Reconciliation of GAAP Net Income from Discontinued Operations to Non-GAAP Net Income from Discontinued Operations (unaudited)
(in millions)

	Three Months Ended	Year Ended
	December 31, 2024	December 31, 2024
Net income (loss) from discontinued operations, net of income taxes	$56.1	$58.9
Interest expense, net	12.3	16.9
Income taxes	—	0.1
Depreciation and amortization	—	0.3
Stock-based compensation expense	0.2	0.4
Gain on sale	(67.9)	(66.5)
Severance and executive transition costs	—	0.1
Non-GAAP net income (loss) from discontinued operations	$0.6	$10.2

Veritone, Inc.
Reconciliation of Expected GAAP Net Loss Range to Expected Non-GAAP Net Loss Range (unaudited)
(in millions)

Year Ended
December 31, 2026
Net loss	$(53.8) to $(43.3)
Interest expense, net	$0.8
Depreciation and amortization	$22.5 to $21.5
Stock-based compensation	$6.5 to $6.0
Acquisition and due diligence costs	$1.5
Non-GAAP net loss	$(22.5) to $(13.5)